EXHIBIT 3.1

                            ARTICLES OF INCORPORATION


                              ARTICLES OF AMENDMENT


1.       NAME OF CORPORATION:  HEALTHCARE CAPITAL CORPORATION

2.       CORPORATE ACCESS NUMBER:  20575035

3. ITEM NO. 2 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(d) OF THE BUSINESS CORPORATIONS ACT OF ALBERTA.

         The authorized capital of the Corporation be increased by the creation of an unlimited number of Preferred Shares without nominal or par value that shall have attached thereto the rights, privileges, restrictions and conditions hereinafter set forth:

         PROVISIONS ATTACHING TO THE PREFERRED SHARES

         Directors' Authority to Issue in One or More Series

         i) The Preferred Shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

         ii) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with



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                  these articles, over the Common Shares and any other shares of the Corporation ranking junior to such Preferred Shares as may be fixed in accordance with clause (i) above;

         iii) If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares participate rateably in respect of accumulated dividends and return of accumulated dividends and return of capital; and

         iv) Unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Preferred Shares shall not, except as otherwise specifically provided in the Business Corporations Act (Alberta), be entitled to receive notice of or vote at any meeting of the shareholders.

                  ITEM NO. 6 OF THE ARTICLES OF THE ABOVE-NAMED
                  CORPORATION IS AMENDED IN ACCORDANCE WITH
                  SECTION 167(1) OF THE BUSINESS CORPORATIONS ACT OF ALBERTA BY THE ADDITION OF THE FOLLOWING PROVISION:

         "6.      OTHER PROVISIONS IF ANY:

                  Meetings of shareholders of the Corporation may be held in the province of Alberta, in Vancouver, British Columbia or in Portland, Oregon, U.S.A. as the directors may designate in the notice relating to such meeting."


















         DATE                    SIGNATURE                           TITLE




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January 30, 1997                                                 Director

FOR DEPARTMENTAL USE ONLY                                     FILED




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                              ARTICLES OF AMENDMENT


1.       NAME OF CORPORATION:  ADVENTURE CAPITAL CORPORATION

2.       CORPORATE ACCESS NO.:  20575035

3. ITEM NO. 1 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(a) OF THE BUSINESS CORPORATIONS ACT.

         (i) The name of the Corporation as set forth in Item No. 1 is changed to HEALTHCARE CAPITAL CORP.


























         DATE                     SIGNATURE                           TITLE

October 7, 1994          /s/ William DeJong                        Director

FOR DEPARTMENTAL USE ONLY                                         FILED




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                              ARTICLES OF AMENDMENT


1.       NAME OF CORPORATION:  ADVENTURE CAPITAL CORPORATION

2.       CORPORATE ACCESS NO.:  20575035

3.       THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS
         FOLLOWS:

Pursuant to a Special Resolution duly passed by all of the Shareholders of the Corporation and pursuant to sections 167(1)(c), (e) and (k) of the Business Corporations Act of Alberta the Articles of the Corporation are amended as follows:

         1. The authorized Redeemable Preferred Shares of the Corporation are eliminated by the cancellation thereof in their entirety;

         2. The rights, privileges, restrictions and conditions attaching to the authorized and issued Common Shares of the Corporation be altered and changed to the rights, privileges, restrictions and conditions set forth in new item No. 2 of the Articles of the Corporation which is added to the Articles by virtue of paragraph 3 below;

         3. Item No. 2 of the Articles of the Corporation is hereby amended by deleting the current Item No. 2 in its entirety and substituting therefor the following:

                  "2. The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value. The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

                  Voting Rights

                  (a) At all meetings of the shareholders of the Corporation, the holders of the Common Shares shall be entitled to one (1) vote for each such share so held.

                  Dividends and Other Distributions

                  (b) The holders of the Common Shares shall be entitled to receive such dividends as the directors of the Corporation may, in their discretion, declare thereon.

                  (c) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of its assets among the shareholders, the



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                  holders of the Common  Shares shall be entitled to receive the remaining property of the Corporation."

                  4. Item No. 4 of the Articles of the Corporation, as amended on November 18, 1993, is hereby further amended by the deletion thereof in its entirety and the substitution therefor of the following:

                  "4.      Number (or Minimum and Maximum Number) of Directors:

                  The Corporation shall have not less than three (3) directors nor more than eleven (11) directors. Subject to the provisions of the Business Corporations Act of Alberta, the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of the Corporation provided that the total number of directors shall not at any time exceed the maximum hereinbefore prescribed."
























         DATE                       SIGNATURE                           TITLE

January 25, 1994
 William DeJong                  Secretary

FOR DEPARTMENTAL USE ONLY                                           FILED




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                              ARTICLES OF AMENDMENT


1.       NAME OF CORPORATION:  575035 ALBERTA LTD.

2.       CORPORATE ACCESS NO.:  20575035

3. ITEM NO. 1 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(a) OF THE BUSINESS CORPORATIONS ACT.

         The name of the Corporation as set forth in Item No. 1 is changed to ADVENTURE CAPITAL CORPORATION.

         ITEM NO. 3 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(l) OF THE BUSINESS CORPORATIONS ACT BY DELETING THIS ITEM IN ITS ENTIRETY AND REPLACING IT AS FOLLOWS:

         RESTRICTIONS IF ANY ON SHARE TRANSFERS:
         None.

         ITEM NO. 4 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(k) OF THE BUSINESS CORPORATIONS ACT BY DELETING THIS ITEM IN ITS ENTIRETY AND REPLACING IT AS FOLLOWS:

         NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:
         The Corporation shall have not less than three (3) directors nor more than Eleven (11) directors.

         ITEM NO. 6 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(l)(m) OF THE BUSINESS CORPORATIONS ACT BY DELETING THIS ITEM IN ITS ENTIRETY AND REPLACING IT AS FOLLOWS:

         OTHER PROVISIONS IF ANY:
         None.


         DATE                      SIGNATURE                           TITLE

October 26, 1993               /s/ Michael G. Thomson               Director

FOR DEPARTMENTAL USE ONLY                                           FILED



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                            ARTICLES OF INCORPORATION


1.       NAME OF CORPORATION:  575035 ALBERTA LTD.

2.       THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE
         CORPORATION IS AUTHORIZED TO ISSUE:

         The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value and an unlimited number of Redeemable Preferred Shares without nominal or par value. The Common Shares and the Redeemable Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         Voting Rights

         (a) At all meetings of the shareholders of the Corporation the holders of the Common Shares shall be entitled to one (1) vote for each such share so held.

         (b) Subject to the provisions of the Business Corporations Act of Alberta, the holders of the Redeemable Preferred Shares shall not be entitled to notice of or to vote at meetings of the shareholders of the Corporation.

         Dividends and Other Distributions

         (c) The Redeemable Preferred Shares shall not confer upon their holders any rights to dividends. Subject to the provisions of contained herein, the holders of the Common Shares shall be entitled to receive such dividends as the directors may, in their discretion, declare thereon. In no event shall dividends be paid on the Common shares where the payment of such dividends would result in the Corporation having insufficient assets to enable it to redeem all of the issued and outstanding Redeemable Preferred Shares at a price of One Dollar ($1.00) per share in accordance with the provisions of the Business Corporations Act of Alberta. The price of One Dollar ($1.00) per share is hereinafter referred to as the "Redemption Amount".

         (d) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of its assets among the shareholders:

         (i) the holders of the Redeemable Preferred Shares shall be entitled to receive in priority to the holders of the Common Shares an amount of assets having a value equal to the Redemption Amount of each such share so held. Except as provided for in this sub-clause 2(d) the holders of the Redeemable Preferred Shares shall not be entitled to share in any distribution of the property or assets of the Corporation.




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         (ii)     the holders of the Common  Shares shall be entitled to receive the remaining property of the Corporation, if any, after payment or distribution of property to the holders of the Redeemable Preferred Shares as provided for in this subclause 2(d).

         Restriction on Purchase by Corporation of Common Shares

         (e) In no event shall the Corporation make any payment to purchase or otherwise acquire any of the Common Shares if such payment would result in the Corporation having insufficient assets to enable it to redeem all of the issued and outstanding Redeemable Preferred Shares at the Redemption Amount per share in accordance with the provisions of the Business Corporations Act of Alberta.

         Redemption of Redeemable Preferred Shares

         (f) The Redeemable Preferred Shares shall be redeemable in whole or in part at the option of either the holder thereof or the directors of the Corporation at a price per share equal to the Redemption Amount. In the event that a part only of the then outstanding Redeemable Preferred Shares is at any time to be redeemed at the option of the directors of the Corporation, the number of such shares so to be redeemed shall be selected by lot, in such manner as the directors in their discretion shall decide, or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional shares. Not less than thirty (30) days' notice in writing of any redemption of the Redeemable Preferred Shares at the option of the directors shall be given by mailing such notice to the registered holders of the Redeemable Preferred Shares to be redeemed, specifying the date and place or places of such redemption. If notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares shall have been deposited in any chartered bank in Canada, trust company, or Province of Alberta Treasury Branches as specified in the notice on or before the date fixed for redemption, the holders thereof shall have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such Redeemable Preferred Shares, to receive payment therefor out of the monies deposited. After the Redemption Amount of such shares has been deposited in any chartered bank in Canada, trust company or Province of Alberta Treasury Branches, as aforesaid, notice shall be given to the holders of any Redeemable Preferred Shares called for redemption who have failed to present the certificates representing such shares within two (2) months of the date specified for redemption that the money has been so deposited and may be obtained by the holders of the said Redeemable Preferred Shares upon presentation of the certificates representing such shares called for redemption at any chartered bank in Canada, trust company or Province of Alberta Treasury Branches, as the case may be; where a holder of Redeemable Preferred Shares desires that all or a portion of such shares held by him be redeemed, he shall give notice in writing to the Corporation specifying the number of Redeemable Preferred Shares that he wishes to



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         be  redeemed.  Within  sixty (60) days of receipt of such  notice,  the
         Corporation   shall,   subject  to  the   provisions  of  the  Business
         Corporations Act of Alberta, redeem the number of Redeemable Preferred Shares specified in such notice, and upon surrender of the certificate or certificates for such Redeemable Preferred Shares the Corporation shall pay to the holder thereof the Redemption Amount in respect of each such Redeemable Preferred Share so redeemed.

         Variance of Shareholders' Rights

         (g) The rights, privileges, restrictions and conditions attached to the Common Shares or the Redeemable Preferred Shares may only be varied if the variation is consented to by all of the holders of all the Common shares and the Redeemable Preferred Shares which are outstanding. The Corporation shall not without the approval of all of the holders of the Common Shares and the Redeemable Preferred Shares create or issue any class of shares ranking as to capital or dividends prior to or on a parity with the Common Shares and the Redeemable Preferred Shares.

3.       RESTRICTIONS IF ANY ON SHARE TRANSFERS:

         The right of shareholders to transfer or dispose of their shares in the Corporation shall be subject to the following restrictions:

         (a) Except where a transfer is made pursuant to the provisions of sub-clause 3(b) below, any transfer of shares in the Corporation shall require a resolution of the Board of directors of the Corporation approving such transfer.

         (b) Any share of a deceased shareholder may be transferred by his executors or administrators to any child or other issue, son-in-law, daughter-in-law, father, mother, brother, sister, nephew, niece, widow or widower of such deceased shareholder or to any other beneficiary named in the Will of such deceased shareholder and any shares of the Corporation standing in the name of the trustees of the Will of any deceased shareholder may be transferred upon any change of trustees to the trustees for the time being of such Will.

4.       NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

         The Corporation shall have not less than one (1) director nor more than nine (9) directors. Subject to the provisions of the Business Corporations Act of Alberta, the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of the Corporation provided that the total number of directors shall not at any time exceed the maximum hereinbefore prescribed.




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5.       RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY
         ON:

         There shall be no restrictions as to the businesses which the Corporation may carry on.

6.       OTHER PROVISIONS IF ANY:

         (a) The number of shareholders of the Corporation shall be limited to not more than fifty (50) persons, (exclusive of persons who are in the employment of the Corporation or that of an affiliate within the meaning of the Business Corporations Act of Alberta and also exclusive of persons who, having been formerly in the Corporation's employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment); provided that where two (2) or more persons hold one or more shares in the Corporation jointly they shall, for the purpose of this sub-clause 6(a), be treated as a single shareholder.

         (b) No invitation shall be made to the public to subscribe for securities of the Corporation.

         (c) The Corporation shall have a lien on shares registered in the name of any shareholder who is indebted to the Corporation for any amount.

7.       INCORPORATORS

         Date:  July 26, 1993

                  NAMES      ADDRESS                     SIGNATURE

         Deborah L. Watson   40th Floor, West Tower    /s/ Deborah L. Watson

                             Petro-Canada Centre
                             150 - 6th Avenue S.W.
                             Calgary, Alberta
                             T2P 3Y7






FOR DEPARTMENTAL USE ONLY

CORPORATE ACCESS NO.                                        INCORPORATION DATE



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